EXHIBI 99.1

News Release

For more information contact:
Jeff Elliott or Geralyn DeBusk Halliburton Investor Relations 972-458-8000
Dave & Buster’s, Inc. Sets Record Date
for Special Meeting of Stockholders
DALLAS—January 10, 2006—Dave & Buster’s, Inc. (NYSE: DAB) has established a January 18, 2006 record date for a special meeting of its stockholders at a date to be determined to consider and vote upon a proposal to approve the merger agreement between Dave & Buster’s and an affiliate of Wellspring Capital Management LLC.
On December 8, 2005, Dave & Buster’s announced that it had entered into a definitive merger agreement with an affiliate of Wellspring Capital Management LLC, a private equity firm, pursuant to which an affiliate of Wellspring will acquire all of Dave & Buster’s outstanding shares for $18.05 per share in cash. The merger agreement was unanimously approved by Dave & Buster’s board of directors and is subject to approval by its stockholders at the special meeting, which will be held at a later date. The date of the meeting will be included in the company’s proxy statement.
About Dave & Buster’s
Celebrating over 23 years of operations, Dave & Buster’s was founded in 1982 and is one of the country’s leading upscale, restaurant/entertainment concepts with 46 locations throughout the United States and in Canada. More information on the company, including the latest investor presentation is available on the company’s website, www.daveandbusters.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Dave & Buster’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report or Form 10-K for the most recently ended fiscal year.